EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-44954, Form S-8 No. 333-33073, Form S-8 No. 333-90598, Form S-8 No. 333-63326 and Form S-3 No. 333-104037) of our report dated January 27, 2004, with respect to the consolidated financial statements of Standard Pacific Corp. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/    ERNST & YOUNG LLP

Irvine, California

March 5, 2004